                                                                     EXHIBIT 4.3

                            FORM OF MEDIUM-TERM NOTE

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO.                 RYDER SYSTEM, INC.               REGISTERED CUSIP
--------------                  MEDIUM-TERM NOTE                ----------------
                                (Fixed Rate Note)

Issue Date:                                          Total Amount of OID:

Principal Amount:                                    Yield to Maturity:

Issue Price:                                         Initial Accrual Period OID:

Maturity Date:

Interest Rate:

Interest Payment Dates:

               Redemption                                        Redemption
                 Date(s)                                          Price(s)
                 -------                                          --------

                Repayment                                        Repayment
                 Date(s)                                          Price(s)
                 -------                                          --------


                  If applicable, the "Total Amount of OID", "Yield to Maturity" and "Initial Accrual Period OID" (computed under the appropriate method) below will be completed solely for the purposes of applying the United States Federal income tax original issue discount ("OID") rules.


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                                                                               2



                  This Note is a registered Note of RYDER SYSTEM, INC., a
Florida corporation (the "Company"). This Note is one of a series of Securities (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof designated as Medium-Term Notes (the "Notes"). Subject to the provisions hereof, the Company, for value received, hereby promises to pay to
     , or         registered assigns, the principal sum of        on the
Maturity Date shown above and to pay the premium, if any, and interest, if any, thereon, as described on the reverse hereof.

                  The principal of (and premium, if any) and interest, if any, on this Note are payable by the Company in such coin or currency specified on the face hereof as at the time of payment shall be legal tender for the payment of public and private debts.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, RYDER SYSTEM, INC. has caused this Note to be signed in its name by its President, a Vice President or Treasurer and by its Secretary or an Assistant Secretary, or by facsimile of any of their signatures to be hereto affixed.

Dated:                                 RYDER SYSTEM, INC.
      -----------------------------

                                       By:
                                           -------------------------------------
                                             [Title]


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                                                                               3



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the Series designated herein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee





By:
   --------------------------------------------------
         Authorized Officer


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                                                                               4





                               RYDER SYSTEM, INC.
                                Medium-Term Note

                  1. This Note is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all
issued or to be issued under and pursuant to the Indenture dated as of         ,
2003 between the Company and J.P. Morgan Trust Company, National Association (the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations and duties thereunder of the Trustee and any agent of the Trustee, any Paying Agent for this Note, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Company issued pursuant to the Indenture designated as the Medium-Term Notes (herein
called the "Notes"), limited in aggregate principal amount to $      . The Notes
of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, and may otherwise vary, all as provided in the Indenture.

                  2. (A) The regular record date ("Regular Record Date") with respect to any Interest Payment Date (as defined below) shall be the 15th calendar day next preceding such Interest Payment Date, whether or not such date shall be a Business Day (as defined below). Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable on the Maturity Date (as set forth on the face hereof) will be paid to the Person to whom principal shall be payable; PROVIDED FURTHER that the first payment of interest on any Note with an Issue Date (as set forth on the face hereof) between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner of said Note on such next succeeding Regular Record Date. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to be closed in The City of New York.

                  In connection with any calculations of the rate of interest hereon, all percentages will be rounded, if necessary, to the nearest one millionth of a percentage point (with five ten-millionths of a percentage point being rounded upwards) and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  (B) The Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or made available for payment or upon earlier redemption or
repayment. The Company will pay interest semiannually on            and
 (each such date an "Interest Payment Date"), commencing with the first Interest Payment Date following the Issue Date shown on the face hereof and on the Maturity Date; PROVIDED, HOWEVER, that the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date. Interest shall accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date shown on the face hereof, to but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year or twelve 30-day months. Notwithstanding the foregoing, periodic payments of interest will not be made in respect of a Note for which the interest rate is zero (a



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                                                                               5


"Zero-Coupon Note"). If any Interest Payment Date or the Maturity Date (or date of redemption or repayment) of this Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date (or the date of redemption or repayment), as the case may be.

                  3. (A) Payments of interest (other than interest payable on the Maturity Date) on Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, initially at the office of the Trustee; PROVIDED that payment of interest may be made, at the option of the Company, by mailing a check to the Holder at the address of the Holder appearing on the register on the applicable Regular Record Date. Notwithstanding the foregoing, a Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such payments in U.S. Dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent in The City of New York, 15 calendar days prior to the applicable Interest Payment Date. Principal and any premium and interest payable on the Maturity Date will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent in The City of New York or at such other office or agency as the Company may designate in time for the Paying Agent make such payments in such funds in accordance with its normal procedures.

                  (B) Initially, J.P. Morgan Trust Company, National Association will be the Paying Agent and the Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar and to appoint additional or other Paying Agents and additional or other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts; PROVIDED that there will at all times be a Paying Agent and Registrar in The City of New York.

                  4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' notice given as provided in the Indenture, on any redemption date(s) and at the related redemption price(s) set forth on the face hereof, together with any accrued interest to the date of redemption. The redemption price(s) are expressed as a percentage of the principal amount of this Note. If no such redemption date is set forth on the face hereof, this Note may not be so redeemed pursuant to this Section 4. If less than all the Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 45 days prior to the redemption date from the Notes of like tenor and terms not previously called for redemption. Such selection shall be of principal amounts equal to the minimum authorized denomination for such Notes or any integral multiple thereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate.

                  5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the repayment date(s) and at the related repayment price(s) set forth on the face hereof. The repayment price(s) are expressed as a percentage of the principal amount of this Note. If no such repayment date is set forth on the face hereof, this Note may not be so repaid. On each repayment date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable repayment price set forth on the face hereof, together with interest thereon to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent must receive not less than 30 nor more than 45 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number of the Note or a description of the tenor and terms of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day.



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                                                                               6


Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount; PROVIDED that the principal amount remaining outstanding after repayment is an authorized denomination.

                  6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable or if such a Note is to be redeemed pursuant to Section 4 above, the amount of principal due and payable with respect to such Note shall be the amount equal to
(a) the Issue Price of such Note plus (b) the portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which such amount is declared due and payable in the manner and with the effect provided in the Indenture, but in no event shall such amount exceed the stated principal amount.

                  7. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to amend the Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate Principal amount of the Securities then outstanding affected thereby. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time outstanding of each series on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

                  8. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

                  9. The authorized denominations of Notes are $1,000 and any larger amount that is an integral multiple of $1,000.

                  10. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Note is registerable in the register, upon surrender of such Note for registration of transfer at the office of the Registrar for this series or at the offices of any transfer agent designated by the Company for such purpose. Every Note presented for registration of transfer shall (if so required by the Company or the Trustee) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder or its attorney duly authorized in writing, and one or more new Notes of like tenor and terms in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Registrar in The City of New York, or mailed, at the request, risk and expense of the transferee or transferees, to the address or addresses shown in the register for such transferee or transferees.

                  Any transfers of Notes or interest in Notes in different denominations shall in each case be for Notes in interests of like tenor and terms and equal aggregate principal amounts.

                  The Company, the Trustee, the Registrar and any agent of the Company, the Trustee or the Registrar may treat the Person in whose name a Note is registered as the owner hereof for all purposes, whether or not such Note is overdue, and neither the Company, the Trustee, the Registrar nor any such agent shall be affected by notice to the contrary.

                  No service charge shall be made for any registration of transfer of any Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  11. This Note is a global security. Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Notes represented hereby, this Note may not be transferred except as a whole by The Depository Trust Company (the "Depository") to a nominee of such Depository or by a nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor or such nominee. Ownership of beneficial interests in this Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interest of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in this Note. Except as provided below, owners of beneficial interests in this Note will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

                  Neither the Company, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  If the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual certificates evidencing the Notes represented hereby in definitive form in exchange for this Note. In addition, the Company may at any time and in its sole discretion determine not to have any Notes represented by one or more global securities and, in such event, will issue individual certificates evidencing Notes in definitive form in exchange for this Note.

                  12. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  13. The Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

                  14. No recourse for the payment of the principal of or interest on this Note, for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation or agreement of the Company in the Indenture or in any Note shall be had against any incorporator, stockholder, officer or director as such, past, present or future, of the Company either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


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                                                                               8





                           REGISTRAR AND PAYING AGENT
                               (subject to change)

                 J.P. Morgan Trust Company, National Association
                                4 New York Plaza
                            New York, New York 10004
                     Attention: Institutional Trust Services





                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date specified below, to the undersigned

(Please print or typewrite name and address of the undersigned)

                  If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid __________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

Repayment Date: ______________________

Date:  _______________________________

Signature:  ___________________________